EXHIBIT 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of MCF Corporation of our report dated November 3, 2006 relating to our audit of the financial statements of MedPanel, Inc. as of and for the year ended December 31, 2005, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen LLP

Chicago, Illinois
November 16, 2006